EXHIBIT J UNDER FORM N-1A
                                             EXHIBIT 23 UNDER ITEM 601/ REG. S-K

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of Federated GNMA Trust:

We consent to the use in Post-Effective Amendment No. 35 to Registration Statement of Federated GNMA Trust of our report dated march 15, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts

May 25, 1999